AMENDMENT NO. 1 TO SELLING AGREEMENT

THIS AMENDMENT NO. 1 TO SELLING AGREEMENT (this “Amendment”) is dated as of July 11, 2008, by and among Dr. Tattoff, Inc. (formerly Lifesciences Opportunities Incorporated), a Florida corporation located at 8500 Wilshire Boulevard, Suite 105, Beverly Hills, CA 90211 (the “Seller”), and Dawson James Securities, Inc., a Florida corporation located at 925 S. Federal Highway, 6th Floor, Boca Raton, FL 33432 (the “Selling Agent”).

WHEREAS, the parties entered into that certain Amended and Restated Selling Agreement, dated March 31, 2008, by and among the Seller and Selling Agent, a copy of which is attached hereto as Exhibit A (the “Agreement”).

WHEREAS, the Seller and the Selling Agent wish to amend certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants other agreements contained in this Amendment, the Seller and the Selling Agent hereby agree to amend the Agreement as follows:

1.  Defined Terms; Conflicting Documents. All capitalized terms used but not defined herein shall have the meaning set forth in the Agreement. In the event of any conflict between the Agreement and this Amendment, this Amendment shall prevail and govern.

2. Amendment to Certain References. As a result of the Seller’s recent change in legal corporate name, all references to “Lifesciences Opportunities Incorporated” throughout the Agreement shall be deleted in their entirety and replaced with “Dr. Tattoff, Inc.”

3. Amendment to the Introductory Paragraphs. The second paragraph of the Introductory Paragraphs of the Agreement is hereby deleted in its entirety and replaced with the following paragraph:

The Seller proposes to offer and sell (the “Offering”), to selected investors, upon the terms set forth herein and in the Subscription Package dated July 9, 2008 (which collectively, together with the attachments and exhibits thereto, is referred to as the “Offering Document”), a copy of which has been delivered to you, up to 6,000 Units ($600,000) (“Maximum Offering Amount”), on a best-efforts basis. There is no minimum amount required for an initial closing. Each Unit consists of a convertible debenture in the principal amount of $1,000 (the “Debentures”) and one thousand (1,000) shares (the “Additional Shares”) of the Company’s common stock, par value $.0001 (“Common Stock”) (the Units being offered, including the securities underlying such Units, are sometimes referred to herein as the “Offered Securities”).”

4. Amendment to Section 1.2. The last sentence of Section 1.2 of the Agreement is hereby deleted in its entirety and replaced with the following sentence:

“A closing (the “First Closing”) will occur as soon as possible after the first subscription has been accepted by the Seller. After the First Closing, one or more subsequent closings (the “Additional Closings”) will occur thereafter on such dates as mutually determined by the Seller and the Selling Agent, but in no event later than ten (10) days after the end of the Offering Period. (The First Closing and any Additional Closing shall each be referred to herein as a “Closing”).”

5. Amendment to Section 1.3. Section 1.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.3 For purposes hereof, the Offered Securities shall not be deemed to have been sold unless (x) subscription agreements, completed and fully executed by subscribers who are accredited investors have been received covering the Offered Securities, and (y) all checks, drafts and wire transfers submitted by such subscribers in payment of the purchase price of such Offered Securities have been received by the Escrow Agent and have cleared so that there are “good funds” in the Escrow Account at least equal to the aggregate purchase price of the Offered Securities.”

6. Ratification. Except as specifically herein amended and modified, all terms and conditions of the Agreement remain unchanged and in full force and effect.

7. Incorporation of Changes. The parties hereto covenant and agree that the amendments contemplated in this Amendment shall be deemed to be incorporated by reference into and made a part of the Agreement.

[Signature Page Follows]

SIGNATURE PAGE TO AMENDMENT NO. 1 TO SELLING AGREEMENT

Please acknowledge your acceptance of the foregoing Amendment by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

DR. TATTOFF, INC.
By:	/s/ John Keefe
Name: John Keefe
Title: Chief Executive Officer

DAWSON JAMES SECURITIES, INC.
By:	/s/ Albert J. Poliak
Name: Albert J. Poliak
Title: President

Exhibit A

Selling Agreement